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                                                                   EXHIBIT 10.66

                               ORIOLE HOMES CORP.

                      AMENDMENT TO STOCK OPTION AGREEMENTS


This Amendment to Stock Option Agreements for Nonemployee Directors dated as of May 10, 2002 is between Oriole Homes Corp. (the "Company") and Paul R. Lehrer (the "Optionee").

                                    RECITALS

A. The Company and the Optionee are parties to the following Stock Option Agreements for Nonemployee Directors (each, an "Option Agreement"):

         a. Option Agreement with respect to an option to purchase 1,200 shares of the Company's Class B common stock, par value $.10 per share (the "Class B Common Stock") dated May 10, 2000; and

         b. Option Agreement with respect to an option to purchase 1,200 shares of Class B Common Stock dated May 10, 2001.

B. The Company and the Optionee have agreed to amend certain provisions of each Option Agreement.

         NOW THEREFORE, in consideration of the premises and covenants and agreements herein contained, the parties agree as follows:

1. Section 2.1 of each Option Agreement is amended in its entirety to read as follows:

         "2.1 This option shall vest and become nonforfeitable on the first anniversary of the date of this Stock Option Agreement if the Eligible Director continues to serve as a Director after such date."

2. Section 4.1 of each Option Agreement is amended in its entirety to read as follows:

         "4.1 The within option may be exercised according to the following schedule:

                  4.1.1 Fifty percent (50%) of the option becomes exercisable on the first anniversary of the date of this Stock Option Agreement.

                  4.1.2 The remaining fifty percent (50%) of the option becomes exercisable on the second anniversary of the date of this Stock Option Agreement."

3. Except as provided in this Amendment, all of the terms of each Option Agreement remain in full force and effect.


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4.       This Amendment shall be deemed to be made under and shall be construed in accordance with the laws of the State of Florida.

5. This Amendment may be signed and executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one agreement.

6. This Amendment is binding on the Company's successors and assigns. The Company agrees to require any person who purchases substantially all of its assets, or is a successor in interest to the Company, to assume its obligations under this Amendment.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its authorized officer and the Optionee has executed this Amendment as of the date first above written.



                                  ORIOLE HOMES CORP.


                                  By:
                                      ----------------------------------------
                                         R.D. Levy, Chairman of the Board
                                           and Chief Executive Officer


                                  OPTIONEE:



                                  --------------------------------------------
                                  Paul R. Lehrer





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